UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 6, 2012

Date of Report (Date of earliest event reported)

lululemon athletica inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400-1818 Cornwall Ave

Vancouver, British Columbia

Canada, V6J 1C7

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the lululemon athletica inc. (the “Company”) 2012 Annual Meeting of Stockholders held on June 6, 2012, the matters on which the stockholders voted, in person or by proxy, were:

1.	to elect one Class I director to hold office for a two-year term and until his successor is elected and qualified, and to elect four Class II directors to hold office for a three-year term and until their respective successors are elected and qualified;

2.	to approve the performance-based equity incentive provisions in our 2007 Equity Incentive Plan, as amended, as required by Section 162(m) of the Internal Revenue Code; and

3.	to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the fiscal year ending February 3, 2013.

The five nominees were elected, the performance-based equity incentive provisions in our 2007 Equity Incentive Plan, as amended, as required by Section 162(m) of the Internal Revenue Code, were approved, and the appointment of the independent registered public accounting firm was ratified. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Christine M. Day	125,510,572	59,014	9,449,415
Martha A.M. Morfitt	125,510,395	59,191	9,449,415
Rhoda M. Pitcher	120,892,987	4,676,599	9,449,415
Emily White	125,509,327	60,259	9,449,415
Jerry Stritzke	125,435,442	134,144	9,449,415

Approval of the Performance Based Equity Incentive Provisions in our 2007 Equity Incentive Plan, as amended, as required by Section 162(m) of the Internal Revenue Code:

Votes For	Votes Withheld	Votes Against	Broker Non-Votes
104,612,536	43,933	20,913,117	9,449,415

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Withheld	Votes Against
134,910,950	50,343	57,708

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: June 6, 2012	/s/ JOHN E. CURRIE
John E. Currie
Chief Financial Officer